EXHIBIT 10.2
CERTAIN INFORMATION HAS BEEN OMITTED FROM THIS EXHIBIT PURSUANT TO ITEM 601(B)(10) OF REGULATION S-K BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL. INFORMATION THAT HAS BEEN OMITTED HAS BEEN MARKED WITH “[***]”.

RESTRICTED STOCK AWARD
UNDER THE SACHEM CAPITAL CORP.
2025 OMNIBUS INCENTIVE PLAN FOR EMPLOYEES

Name of Participant:    Jeffery C. Walraven
No. of Restricted Shares:    236,220
Grant Date:    September 3, 2025
Pursuant to the Sachem Capital Corp. 2025 Omnibus Incentive Plan (the “Plan”) as amended through the date hereof, Sachem Capital Corp. (the “Company”) hereby grants a Restricted Stock Award (an “Award”) to the Participant named above. Upon acceptance of this Award, the Participant shall receive the number of shares of common stock, par value $0.001 per share (the “Shares”) of the Company specified above, subject to the restrictions and conditions set forth herein and in the Plan. The Company acknowledges receipt from the Participant of consideration with respect to the par value of the Restricted Shares in the form of cash, past or future services rendered to the Company by the Participant or such other form of consideration as is acceptable to the Compensation Committee of the Board of Directors of the Company.
1.Award. The Restricted Shares awarded hereunder shall be issued and held by the Company’s transfer agent in book entry form, and the Participant’s name shall be entered as the shareholder of record on the books of the Company with respect to such Restricted Shares. Thereupon, the Participant shall have all the rights of a shareholder with respect to such Restricted Shares, including voting and dividend rights, subject, however, to the restrictions and conditions specified in Paragraphs 2 and 4 below. The Participant shall (i) sign and deliver to the Company a copy of this Award Agreement and (ii) deliver to the Company a stock power endorsed in blank with respect to the Restricted Shares.

2.Restrictions and Conditions.

(a)Any book entries for the Restricted Shares granted hereunder shall bear an appropriate legend, as determined by the Committee in its sole discretion, to the effect that such Restricted Shares are subject to restrictions as set forth herein and in the Plan.

(b)The Restricted Shares granted hereunder may not be sold, assigned, transferred, pledged or otherwise encumbered or disposed of by the Participant prior to vesting.

(c)If the Participant’s Continuous Service with the Company and any Related Entities is voluntarily or involuntarily terminated for any reason (including death) prior to vesting of the Restricted Shares granted hereunder, all such Restricted Shares shall immediately and automatically be forfeited and returned to the Company. Notwithstanding the foregoing, one hundred percent (100%) of the Restricted Shares shall vest if the Participant’s Continuous Service with the Company or any Related Entities is terminated (i) by the Company without Cause, or (ii) by the Participant for Good Reason, in each case as defined in and in accordance with the Employment Agreement, dated as of September 1, 2025, between the Company and the Participant (the “Employment Agreement”).

(d)If the Participant’s Continuous Service with the Company and any Related Entities is terminated in connection with a Change in Control, the provisions of Section 11 of the Plan shall govern.

3.Vesting of Restricted Stock. The restrictions and conditions in Paragraph 2 of this Agreement shall lapse on the Vesting Date or Dates specified in the following schedule so long as the Participant remains in a Continuous Service with the Company or a Related Entity on such Dates. If a series of Vesting Dates is specified, then the restrictions and conditions in Paragraph 2 shall lapse only with respect to the number of Restricted Shares specified as vested on such date.

Incremental Number of Shares Vested	Vesting Date
236,220 (100%)	September 3, 2028

Subsequent to such Vesting Date or Dates, the Shares on which all restrictions and conditions have lapsed shall no longer be deemed Restricted Shares.
4.Dividends. Dividends on shares of Restricted Stock shall be paid currently to the Participant; provided, that, with respect to any Restricted Shares that are subject to performance-based vesting conditions, dividends shall be accrued (without interest and earnings) and will only be paid if and to the extent such Restricted Shares (or to the Restricted Shares to which such dividend relates) vest.

5.Incorporation of Plan. Notwithstanding anything herein to the contrary, this Award shall be subject to and governed by all the terms and conditions of the Plan, including the powers of the Committee set forth in Section 4(a) of the Plan. Capitalized terms in this Agreement shall have the meaning specified in the Plan, unless a different meaning is specified herein.

6.Transferability. This Agreement is personal to the Participant, is non-assignable and is not transferable in any manner, by operation of law or otherwise, other than by will or the laws of descent and distribution.

7.Tax Withholding. The Participant shall, not later than the date as of which the receipt of this Award becomes a taxable event for Federal income tax purposes, pay to the Company or make arrangements satisfactory to the Committee for payment of any Federal, state, and local taxes required by law to be withheld on account of such taxable event. The Company shall have the authority to cause the required tax withholding obligation to be satisfied, in whole or in part, by (i) withholding from any Shares to be issued or released by the Company’s transfer agent a number of Shares having an aggregate Fair Market Value that would satisfy the withholding amount due; or (ii) causing the transfer agent to sell from the number of Shares to be issued or released by the transfer agent to the Participant, the number of Shares necessary to satisfy the Federal, state and local taxes required by law to be withheld from the Participant on account of such transfer.

8.Election Under Section 83(b). The Participant may, within 30 days following the Grant Date of this Award, file with the Internal Revenue Service and the Company an election under Section 83(b) of the Internal Revenue Code of 1986, as amended. In the event the Participant makes such an election (the “Section 83(b) Election”), he or she agrees to provide a copy of the election to the Company. The Participant acknowledges that he or she is responsible for obtaining the advice of his or her tax advisors regarding the Section 83(b) Election and that he or she is relying solely on such advisors and not on any statements or representations of the Company or any of its agents with regard to such Section 83(b) Election.

9.No Obligation to Continuous Service. Neither the Company nor any Related Entity is obligated by or, as a result of the Plan or this Agreement, to continue the Participant in Continuous Service and neither the Plan nor this Agreement shall interfere in any way with the right of the Company or any Related Entity to terminate the Continuous Service of the Participant at any time.

10.Integration. This Agreement and, to the extent applicable, the Employment Agreement, constitutes the entire agreement between the parties with respect to this Award and supersedes all prior agreements and discussions between the parties concerning the issuance of the and the terms and conditions of the grant of the Restricted Shares.

11.Data Privacy Consent. In order to administer the Plan and this Agreement and to implement or structure future equity grants, the Company, its Related Entities and certain agents thereof may process any and all personal or professional data, including but not limited to Social Security or other identification number, home address and telephone number, date of birth and other information that is necessary or desirable for the administration of the Plan and/or this Agreement (the “Relevant Information”). By entering into this Agreement, the Participant (i) authorizes the Company to collect, process, register and transfer to its Related Entities and certain agents thereof all Relevant Information; (ii) waives any privacy rights the Participant may have with respect to the Relevant Information; (iii) authorizes its Related Entities and certain agents thereof to store and transmit such information in electronic form; and (iv) authorizes the transfer of the Relevant Information to any jurisdiction in which its Related Entities and certain agents thereof consider appropriate. The Participant shall have access to, and the right to change, the Relevant Information. Relevant Information will only be used in accordance with applicable law.

12.Notices. Notices hereunder shall be mailed or delivered to the Company at its principal place of business and shall be mailed or delivered to the Participant by the Company at the address on file with the Company or electronically through the use of an online process such as the Company’s platform or, in either case, at such other address as one party may subsequently furnish to the other party in writing.

[Signature page follows]

SACHEM CAPITAL CORP.

By:    /s/ John L. Villano
    Name: John L. Villano
    Title: President and Chief Executive Officer

The foregoing Agreement is hereby accepted and the terms and conditions thereof hereby agreed to by the undersigned. Electronic acceptance of this Agreement pursuant to the Company’s instructions to the Participant (including through an online acceptance process) is acceptable.
Dated:     09/03/2025        /s/ Jeffery C. Walraven
Participant’s Signature

Participant’s name and address:
Jeffery C. Walraven
[***]
[***]

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